Migori County Government and AmericaTowne, Holding, Inc.
Procedures for Delivery of Equipment and Payment Pursuant to the Award Letter, 20 June 2018, for: TENDER MCG/82/2018-2022
TENDER MCG/85/2018-2022

This Memorandum Serves as a basis for completing the Partnership between Migori County, Kenya, and AmericaTowne, Holdings Inc.

Pursuant to the Award Letter of 20 June 2018 from the Honorable Boaz Okoth, Speaker of Migori County approving the partnership with AmericaTowne, Holdings, Inc., and Migori County Government for Tenders. The **TENDER MCG/82/2018-2022** for 1.47 billion Kenya Shillings ($14.6 Million USD) each year for four years, and TENDER MCG/85/2018-2022 for 1.42 billion Kenya Shillings ($14 Million USD) each year for four years. The County Government has the right to increase the Tender when deemed necessary.

The equipment and services will be provided under TENDER MCG/82/2018-2022 and TENDER MCG/85/2018-2022.

To ensure prompt delivery of required equipment, AmericaTowne, Holdings, Inc., and Migori County Government agree that:

Migori County Government and AmericaTowne, Holdings, Inc., will work closely together to ensure prompt and efficient fulfillment of the partnership and delivery of required equipment.

AmericaTowne, Holdings, Inc. will immediately take action to source the required equipment upon receipt of the required specifications from the Department of Procurement.

By June 29, 2018, AmericaTowne, Holdings, Inc. will present an invoice to the Migori County Government Department of Finance for the total costs of the equipment under the Resolution.

Upon receipt of invoice by AmericaTowne Holdings, Inc., Migori County Government Department of Finance will pay eighty percent (80%) of the total invoice for the tender in US Dollars to AmericaTowne, Holdings, Inc. as designated by AmericaTowne's Chairman & Chief Executive Officer.

Upon receipt of initial funds of eighty percent (80%) of the invoice value, AmericaTowne Holdings, Inc., will within 30 days and or at the most expeditious time deliver the total equipment requested to Migori County.

After delivery of all equipment requested, and upon AmericaTowne, Holding Inc. presenting its final invoice for the Tender to Migori County Government, Migori County Government Department of Finance will pay to AmericaTowne Holdings, Inc. the remaining payments of twenty percent (20%) in US Dollars for each invoice as designated by AmericaTowne' Chief Executive Officer.

AMERICATOWNE HOLDINGS, INC.,
a Nevada corporation

By: Alton Perkins
Its: Chief Executive Officer

Dated: 6/21/2018

COUNTY OF MIGORI

By: H.E Zakaria Okoth Obado
Its: Governor Migori County

Dated: 21/06/2018